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                                                                      EXHIBIT 99

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ENER1 HOLDINGS, INC. ACQUIRES CONTROLLING INTEREST IN INPRIMIS, INC.

BOCA RATON, Fla., Jan 4, 2002 (BUSINESS WIRE) --


THE COMPANIES WILL FOCUS R&D AND PRODUCT ENGINEERING CORE COMPETENCIES ON EMERGENT TECHNOLOGIES IN DIGITAL ENTERTAINMENT, AND THE ELIMINATION OF THE HARMFUL EFFECTS OF ELECTROMAGNETIC RADIATION

Inprimis, Inc. (OTCBB:INPM) and Ener1 Holdings, Inc. announced today that they have completed a Securities Purchase Agreement and Ener1 has acquired a controlling interest in Inprimis.

Under the Agreement, Ener1 has agreed to purchase 47,126,416 shares of Inprimis common stock, at a price of $.0254634 per share, for an aggregate purchase price of $1.2 million. The shares purchased by Ener1 will represent 80% of the issued and outstanding capital stock of Inprimis. Inprimis has issued to Ener1 12,500,001 shares of Inprimis common stock, representing a majority of the issued and outstanding stock of Inprimis. Upon the approval of Inprimis' shareholders of an increase in its authorized common stock, Inprimis will issue the remaining 34,626,415 shares pursuant to a convertible note and an escrow arrangement. Ener1 has agreed that it will vote its control block of shares in favor of the increase in the authorized common stock of Inprimis.

"We are very pleased to have reached this exciting agreement with Inprimis," said Jonathan New, Chief Operating Officer for Ener1. "Ener1 is committed to furthering Inprimis' current product design and engineering service businesses. We are bullish about its digital entertainment market opportunities and the strategic relationships the company has developed in this area."

Eduard Will, President and CEO of Inprimis stated, "This agreement benefits our shareholders, customers, suppliers, and employees. We believe that shareholder value will increase as the result of our exploiting the synergies between Ener1 and Inprimis to create a product line based on Ener1's proprietary technology for preventing the harmful effects of electromagnetic radiation.

"As a first step, Ener1 and Inprimis will co-develop, manufacture and market an EnerWatch(TM) product for electrical power transmission systems to eliminate the harmful effects from electromagnetic radiation. This product will utilize Ener1's patent-pending technology and Inprimis' engineering skills.

"With respect to Inprimis' existing business, we can assure Inprimis Technologies' customers that they can expect new and exciting products and our continued support for their digital entertainment and interactive TV projects."

     New Board of Directors

Under the Agreement, Mike Zoi, Ener1 President, Dr. Peter Novak, Founder and Chief Technology

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Officer of Ener1 and one other Ener1 appointee, to be named later, will join the
Board of Directors of Inprimis. Three current board members, including Eduard Will will remain on the Board.

"The new Board of Directors will work very closely with the company's management team in establishing a vision for the company, setting business strategy, and guiding the combined company in the execution of its plans," stated Mike Zoi.

     Two Operating Divisions

The new corporate structure of Inprimis will be comprised of two operating divisions: Inprimis Technologies and EnerWatch. Inprimis Technologies will continue to focus on state-of-the-art digital entertainment technology including its line of advanced digital set-top boxes currently deployed in thousands of hotel rooms and hospital beds worldwide.

The second operating division plans to utilize the product engineering capabilities of Inprimis to create products utilizing Ener1's patent pending EnerWatch technology for reducing the harmful biological effects of electromagnetic radiation emitted by electrical power transmission systems.

Dr. Peter Novak stated, "EnerWatch technology addresses concerns about the harmful effects resulting from electromagnetic radiation emitted by electrical power transmission systems. Inprimis' core competencies in hardware and software product development will make it possible for us to bring innovative EnerWatch products to market rapidly."

Larry Light, Chief Operating Officer of Inprimis added, "We are very pleased that Ener1 recognizes Inprimis' world class engineering and product realization capabilities and look forward to developing EnerWatch products. Additionally, with our set-top box and other digital entertainment device customers now beginning significant deployments, we expect Inprimis Technologies to show significant growth in the coming year."

     Details of the Agreement

At closing, Ener1 paid to Inprimis $680,000 and placed $520,000 in escrow. Of the amount paid at closing, $246,464 represented partial consideration for the 12,500,001 shares of common stock of Inprimis issued at closing and $433,536 represented partial consideration for a non-interest bearing note in the amount of $481,706 that is convertible into 18,917,594 shares of common stock. The convertible note will mature on July 1, 2002 and will automatically convert into Inprimis common stock upon the earlier of the maturity date or the approval by the stockholders of Inprimis of an increase in its authorized common stock sufficient to effect the conversion. In the event the maturity date is reached and there is an insufficient number of shares of authorized common stock of Inprimis to effect the conversion, the portion of the principal amount that cannot be converted will be payable to Ener1 in cash.

Of the $520,000 placed into escrow, $120,000 represents a holdback of part of the purchase price in respect of the convertible note and shares issued at closing. The $120,000 will remain in escrow for four months as recourse for any breach by Inprimis of any of its representations, warranties or covenants contained in the Securities Purchase Agreement.

The remaining $400,000 of escrow is in consideration for 15,708,821 shares of common stock of Inprimis to be issued to Ener1 upon the approval by Inprimis' stockholders of sufficient additional

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authorized common stock (but in no event later than July 2002). The escrow funds will be reduced, up to a maximum reduction of $200,000, to the extent stockholder equity of Inprimis as of December 31, 2001 (determined irrespective of certain non-cash charges) is less than $700,000.

In connection with the Agreement, holders of options to purchase 1,133,346 shares of Inprimis' common stock agreed not to exercise their options until the earlier of July 2002 or the date that the stockholders of Inprimis authorize sufficient additional common stock to effect the conversion of the convertible note and the issuance of shares of Inprimis common stock in respect of the escrow funds.

In connection with the above transaction, Inprimis entered into a mutual release with Cash Card Communications Corp Ltd ("C4"), Eduard Will and the other parties to the Share Exchange Agreement with C4 dated October 12, 2001 and related agreements under which all associated agreements are terminated and each party releases each other party from any and all liabilities and obligations arising out of such agreements. Further, Inprimis and C4 have agreed not to pursue the transactions contemplated by the Non-Binding Interim Plan of Arrangement Agreement dated October 12, 2001 among Inprimis, DataWave Systems Inc., and C4.

     About Ener1 Holdings

Ener1 Holdings, Inc. is a privately-held corporation located in Fort Lauderdale, Florida. The company is developing leading edge technologies including electromagnetic radiation monitoring and prevention devices and lithium metal batteries. Ener1's EnerWatch initiative is expected to develop products that reduce the harmful effects of electromagnetic radiation from electrical power transmission systems. For more information, visit the company's Web site at http://www.ener1.com or call 954/202-4442.

     About Inprimis

Inprimis Inc. provides product design services and the technology to help consumer electronics companies, cable operators, Internet service providers and telecommunications companies bring devices to market quickly and cost effectively. Headquartered in Boca Raton, Florida, the company develops products, customizes embedded system software, and offers systems engineering and manufacturing consultation services for interactive-television, video-on-demand, Internet-access and other convergent-technology devices. Inprimis' television set-top box designs are currently used by companies such as Philips Electronics for AOLTV(sm), LodgeNet Entertainment, ESIN Technologies, Get Well Network, and Sprint InSite(sm) with KoolConnect Interactive Media. The company maintains strategic relationships with Liberate Technologies, National Semiconductor, Conexant, Sigma Designs, and others. For more information, visit the company's Web site at http://www.inprimis.com or call 561/997-6227.

This release contains forward-looking statements that reflect management's best judgment, based on factors currently known. However, these statements involve risks and uncertainties, including the change in control of Inprimis and dilution to existing shareholders of Inprimis caused by Ener1's investment, the ability to create and market viable products with the EnerWatch technology, the history of operating losses incurred by Inprimis and its need for additional capital, the receipt of

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revenue from new contracts, the rate of development of the information appliance market, the successful development and market acceptance of new products and services, the degree of competition in the market for such products and services, competitive pricing practices, dependencies upon key personnel, and low barriers of entry into the software development and services markets. Further, a significant portion of the company's sales is derived from a limited number of customers, the loss of one or more of which could adversely impact operating results. Some of these and other risks are detailed in Inprimis' annual report on Form 10-K for the year ended December 31, 2000, as well as in the company's other filings with the Securities and Exchange Commission (SEC). Such risks and uncertainties could cause actual results to differ materially from those in the forward-looking statements included in this release.

CONTACT:           Inprimis, Inc., Boca Raton

                   Media Contact:

                   Michael Stebel, 561/997-6227 x 327

                   mikes@inprimis.com

                   or

                   Ener1 Holdings, Inc., Fort Lauderdale, Fla.

                   Jonathan New, 954/202-4442

                   jnew@ener1.com

                   or

                   Inprimis, Inc., Boca Raton

                   Investor Contacts:

                   R. Michael Brewer, 561/997-6227 x 210

                   mikeb@inprimis.com

                   or

                   Ener1 Holdings, Inc., Fort Lauderdale, Fla.

                   Jonathan New, 954/202-4442

                   jnew@ener1.com